UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2013

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 9, 2013, Pharmacyclics, Inc. (the “Company”) announced that The Lancet Oncology published results of a study evaluating ibrutinib in previously untreated elderly patients with chronic lymphocytic leukemia (CLL) or small lymphocytic lymphoma (SLL). The Phase 1b/2 open-label, multicenter study evaluated 31 patients, 65 years of age and older with CLL or SLL. The primary endpoint of the study was safety, as assessed by the frequency and severity of adverse events (AEs), while the secondary objectives assessed the clinical activity of single agent ibrutinib. Only one patient out of the 31 enrolled in this cohort has had progression of disease.

The foregoing description is qualified in its entirety by reference to the Company’s press release dated December 9, 2013, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, provided, however, the information found in the websites referenced therein, are not incorporated by reference into this report.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 9, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

December 9, 2013

PHARMACYCLICS, INC.

By:	/s/ Manmeet Soni
	Name:	Manmeet Soni
	Title:	Executive Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 9, 2013.